EXHIBIT 32.1

CERTIFICATION OF CHIEF EXECUTIVE OFFICER AND CHIEF FINANCIAL OFFICER

PURSUANT TO 18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

The undersigned, Lee Tong Tai, the Chief Executive Officer and Loke Hip Meng, the Chief Financial Officer, of Hubei Minkang Pharmaceutical Ltd. (the “Company”), each hereby certifies, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that, to his knowledge, the Quarterly Report on Form 10-Q for the period ended September 30, 2012, fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended, and that the information contained in the Quarterly Report on Form 10-Q fairly presents in all material respects the financial condition and results of operations of the Company.

Date: November 16, 2012	By:	/s/ Lee Tong Tai
Lee Tong Tai
(Principal Executive Officer)

Date: November 16, 2012	By:	/s/ Loke Hip Meng
Loke Hip Meng
Chief Financial Officer
(Principal Financial Officer and Principal Accounting Officer)

A signed original of this written statement required by Section 906, or other document authenticating, acknowledging, or otherwise adopting the signatures that appear in typed form within the electronic version of this written statement required by Section 906, has been provided to Hubei Minkang Pharmaceutical Ltd. and will be retained by Hubei Minkang Pharmaceutical Ltd. and furnished to the Securities and Exchange Commission or its staff upon request.